Exhibit 99.2

Selecta Biosciences Announces Merger with Cartesian Therapeutics

– Merger creates a fully integrated, publicly traded company pioneering RNA cell therapy for the treatment of autoimmune disease –

– Cartesian’s wholly owned pipeline includes a Phase 2 lead asset, Descartes-08, for which deep and durable responses have been observed in patients with myasthenia gravis (MG) –

– Multiple near-term catalysts, including data from the Phase 2b study of Descartes-08 in MG expected in mid-2024 and initiation of multiple studies in additional autoimmune indications –

– Combined company is expected to have a pro forma cash balance over $110 million at close, including $60.25 million from concurrent private financing; expected cash runway through Phase 3 development of Descartes-08 for MG –

– Combined company to be led by Carsten Brunn, Ph.D.; Cartesian Co-Founders Murat Kalayoglu, M.D., Ph.D., and Michael Singer, M.D., Ph.D., to serve on Board of Directors –

– Legacy Selecta stockholders to receive transferable Contingent Value Rights (CVRs) entitling holders to receive future royalties and milestone payments related to SEL-212 and all other legacy Selecta assets –

– Company to host conference call today at 9:00 a.m. ET –

WATERTOWN, Mass. and GAITHERSBURG, MD, November 13, 2023 (GLOBE NEWSWIRE) – Selecta Biosciences, Inc. (NASDAQ: SELB) (the Company) today announced that it has merged with Cartesian Therapeutics, Inc., a clinical-stage biotechnology company pioneering RNA cell therapies for autoimmune diseases. In connection with the merger, Selecta announced a $60.25 million private financing led by Timothy A. Springer, Ph.D., member of the Selecta Board of Directors.

With the cash from both companies at closing and the proceeds of the concurrent private financing, the combined company is expected to have over $110 million on hand to support the development of the Cartesian pipeline through the Phase 3 study of lead product candidate, Descartes-08, a potential first-in-class RNA-engineered chimeric antigen receptor T-cell therapy (rCAR-T) for the treatment of MG, as well as the advancement of additional RNA cell therapy programs.

Concurrent with the merger, the combined company has been renamed Cartesian Therapeutics, Inc. The Company’s Nasdaq ticker symbol will change to “RNAC” effective prior to the opening of trading tomorrow, November 14, 2023.

“We are thrilled to announce our merger with Cartesian, a true pioneer in the RNA cell therapy space,” said Carsten Brunn, Ph.D., who will continue to serve as President and Chief Executive Officer of the combined company. “With several potential value-driving milestones expected in the near-term, including data from the ongoing Phase 2b study of Descartes-08 in MG expected in mid-2024, we are confident that this merger represents a significant opportunity for Selecta stockholders. Cartesian’s mission aligns seamlessly with Selecta’s commitment to advancing innovative therapies for the treatment of autoimmune diseases, and we look forward to working toward maximizing the potential of this robust pipeline and technology.”

“RNA cell therapy has the potential to overcome the challenges of using conventional, costly DNA-engineered cell therapies to treat autoimmune diseases, including their toxicity and the need for preconditioning chemotherapy,” said Murat Kalayoglu, M.D., Ph.D., Co-Founder and former Chief Executive Officer of Cartesian. “With a shared vision of bringing meaningful therapeutic options to patients with autoimmune diseases, we are confident that our novel approach can thrive under Carsten’s leadership.”

Cartesian’s Portfolio and Proprietary RNA Armory® Platform

Cartesian’s internally manufactured portfolio includes RNA cell therapies that are purposefully designed to be administered conveniently in an outpatient setting. Cartesian’s RNA-engineering approach has the potential to expand the reach of cell therapy to autoimmunity with potentially safer, potent, and less expensive therapies versus DNA analogs.

Cartesian’s proprietary technology platform, RNA Armory®, is designed to enable precision control and optimization of engineered cells for diverse cell therapies leveraging multiple modalities, including autologous, allogeneic, and in vivo transfection. In addition, Cartesian’s wholly owned, state-of-the-art GMP manufacturing and internal research and development capabilities potentiates the optimization of processes in a rapid and iterative manner.

Cartesian’s wholly owned pipeline includes:

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Descartes-08 is designed to be an autologous anti-BCMA rCAR-T. Descartes-08 is currently in clinical development for autoimmune diseases, including MG, a chronic autoimmune disorder that causes disabling muscle weakness and fatigue. Compared to conventional DNA-based CAR T-cell therapies, rCAR-T is designed to not require preconditioning chemotherapy, to have predictable and controllable pharmacokinetics, and to avoid the risk of genomic integration. Descartes-08 has been granted Orphan Drug Designation by the U.S. Food and Drug Administration for the treatment of MG.

Cartesian previously reported positive data from its Phase 2a study of 14 patients with MG who received six weekly infusions of Descartes-08 in the outpatient setting without preconditioning chemotherapy. In the study, the results of which were published in The Lancet Neurology, Descartes-08 was observed to be safe and well-tolerated and to induce deep and durable responses. Enrollment is ongoing in a Phase 2b randomized, double-blind, placebo-controlled trial (NCT04146051) in patients with MG, and topline results are expected in mid-2024.

Beyond MG, initiation of a Phase 2 study of Descartes-08 in patients with systemic lupus erythematosus, a chronic autoimmune disease that causes systemic inflammation which affects multiple organ systems, is expected in the first half of 2024. In addition, initiation of a Phase 2 ocular autoimmune basket study and a Phase 2 vasculitic autoimmune basket study is planned for mid-2024 and the second half of 2024, respectively.

•

Descartes-15 is designed to be a next-generation, autologous anti-BCMA rCAR-T. In preclinical studies, Descartes-15 was observed to be significantly more potent than Descartes-08. Cartesian plans to leverage its clinical observations to date from its Descartes-08 clinical program to inform the clinical strategy for Descartes-15 for the treatment of autoantibody-associated autoimmune diseases (AAAD).

•

Descartes-33 is designed to be an off-the-shelf (allogeneic) mesenchymal stem cell therapy (rMSC) for the treatment of AAAD. In preclinical studies, Descartes-33 was observed to induce potent degradation of disease-enabling neutrophil extracellular traps.

Management and Organization

The combined company will be led by Selecta’s Chief Executive Officer, Carsten Brunn, Ph.D., and current Chief Financial Officer, Blaine Davis, as well as several members of the legacy Cartesian team, including Metin Kurtoglu, M.D., Ph.D., as Chief Operating Officer, Milos Miljkovic, M.D., as Chief Medical Officer, Chris Jewell, Ph.D., as Chief Scientific Officer, and Emily English, Ph.D., as Vice President of Quality. Matthew Bartholomae, J.D., Selecta’s General Counsel, will continue to serve in this role.

The combined company’s Board of Directors will be led by current Selecta Chairman Carrie S. Cox and will include, among others, current Selecta board member Timothy Springer, Ph.D., as well as Cartesian Co-Founders Murat Kalayoglu, M.D., Ph.D., and Michael Singer, M.D., Ph.D. All members of the Selecta Board of Directors prior to the merger will continue to serve on the Board of Directors following the closing of the transaction.

Merger Terms

The merger was structured as a stock-for-stock transaction pursuant to which all of Cartesian’s outstanding equity interests were exchanged based on a fixed exchange ratio for consideration as a combination of approximately 6.7 million shares of Selecta common stock and approximately 0.38 million shares of Selecta Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”) (or approximately 385 million shares on an as-converted-to-common basis). Concurrently with the acquisition of Cartesian, Selecta entered into a definitive agreement for a PIPE investment to raise $60.25 million in which the investors will be issued approximately 0.15 million shares of Series A Preferred Stock (or approximately 149.3 million shares on an as-converted-to-common basis) at a price of $403.46851 per share. Subject to approval of the Company’s stockholders, each share of Series A Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations. On a pro forma basis, based upon the number of shares of Selecta common stock and Series A Preferred Stock issued in the acquisition and prior to the private financing, stockholders of Selecta immediately prior to the acquisition will own approximately 26.9% of the Company on an as-converted basis immediately after giving effect to this transaction. The acquisition was approved by the Board of Directors of Selecta and the Board of Directors and stockholders of Cartesian. The closings of the transactions are not subject to the approval of Selecta stockholders. On an as-converted basis, assuming the approval of the Company’s stockholders of the conversion of the Series A Preferred Stock into common stock, and after accounting for these transactions, the total number of shares of Selecta common stock will be approximately 696.2 million.

In connection with the transactions, a transferrable contingent value right (a “CVR”) will be distributed to Selecta stockholders and holders of Selecta’s warrants issued in 2022 (the “2022 Warrants”) of record as of the close of business on December 4, 2023, but will not be distributed to holders of shares of common stock or Series A Preferred Stock issued to Cartesian or the PIPE investors in the transaction. Additionally, holders of Selecta’s warrants other than the 2022 Warrants will be entitled to receive CVRs when and if such warrants are exercised. Holders of the CVR will be entitled to receive certain cash payments from proceeds received by the Company, if any, from its legacy assets, including SEL-212, following the closing of the transaction.

Leerink Partners is serving as exclusive financial advisor and private placement agent to Selecta. Covington & Burling LLP is serving as legal counsel to Selecta. Foley Hoag LLP is serving as legal counsel to Cartesian.

Conference Call and Webcast

Selecta and Cartesian will host a conference call today, Monday, November 13, 2023, at 9:00 am ET to discuss the merger. To access the conference call, please dial (844) 845-4170 (local) or (412) 717-9621 (international) at least 10 minutes prior to the start time and ask to be joined into the Selecta Biosciences call. The live audio webcast, along with accompanying slides, can be accessed on the Events & Presentations section of Selecta’s website at https://ir.selectabio.com/events-presentations. A replay of the webcast will be available for a limited time following the event on Selecta’s website.

About Cartesian Therapeutics

Cartesian Therapeutics is a clinical-stage company pioneering RNA cell therapies for the treatment of autoimmune diseases. The company’s lead asset, Descartes-08, is a potential first-in-class, RNA-engineered chimeric antigen receptor T-cell therapy (rCAR-T) in Phase 2b clinical development for patients with generalized myasthenia gravis, with additional Phase 2 studies planned in systemic lupus erythematosus as well as ocular autoimmune and vasculitic autoimmune basket trials. Cartesian operates a wholly owned, state-of-the-art cGMP manufacturing facility in Gaithersburg, MD.

About Selecta Biosciences, Inc.

Prior to the merger discussed herein, Selecta Biosciences Inc. (NASDAQ: SELB) was a clinical stage biotechnology company leveraging its ImmTOR™ platform to develop tolerogenic therapies that selectively mitigate unwanted immune responses. Selecta Biosciences is headquartered in the Greater Boston area. For more information, please visit www.selectabio.com.

Selecta Forward-Looking Statements

Any statements in this press release about the future expectations, plans and prospects of Selecta Biosciences, Inc. (the “Company”), including without limitation, statements regarding the merger, stockholder approval of the conversion of the Series A Preferred Stock, the filing of a resale registration statement pursuant to the Registration Rights Agreement, and the timing thereof, the closing and timing of the Financing, any future payouts under the CVR, the integration of Selecta and Cartesian following the merger, the potential of RNA Armory to enable precision control and optimization of engineered cells for diverse cell therapies leveraging multiple modalities, the potential of Descartes-08, Descartes-15, Descartes-33 and the Company’s product pipeline to treat MG, systemic lupus erythematosus, and AAAD, or any other disease, the anticipated timing or the outcome of ongoing and planned clinical trials, studies and data readouts, the anticipated timing or the outcome of the FDA’s review of the Company’s regulatory filings, the Company’s ability to conduct its clinical trials and preclinical studies, the timing or making of any regulatory filings, the anticipated timing or outcome of selection of developmental product candidates, the ability of the Company to consummate any expected agreements and licenses, the novelty of treatment paradigms that the Company is able to develop, the potential of any therapies developed by the Company to fulfill unmet medical needs, the Company’s ability to grow and maintain its strategic partnerships, and enrollment in the Company’s clinical trials and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including proof of concept trials, including uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, the ability to predict results of studies performed on human beings based on results of studies performed on non-human subjects, the unproven approach of the Company’s RNA Armory® technology, potential delays in enrollment of patients, undesirable side effects of the Company’s product candidates, its reliance on third parties to manufacture its product candidates and to conduct its clinical trials, the Company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the Company’s recurring losses from operations and negative cash flows, substantial fluctuation in the price of the Company’s common stock, risks related to geopolitical conflicts and pandemics and other important factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the Securities and Exchange Commission (the “SEC”). In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this press release, except as required by law.

Contact:

Investor Relations:

Melissa Forst

Argot Partners

Selecta@argotpartners.com

Media:

David Rosen

Argot Partners

Selecta@argotpartners.com

No Offer or Solicitation; Important Information About the Merger and Where to Find It

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the merger and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Selecta or Cartesian, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

The Company expects to file a proxy statement with the SEC relating to the proposals to be voted upon at an upcoming meeting of stockholders (the “Meeting Proposals”). The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Meeting Proposals as they become available because they will contain important information about the merger agreement and related transactions and the Meeting Proposals to be voted upon. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

Selecta, Cartesian, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding the Company’s directors and executive officers is available in the Selecta’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 2, 2023. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.